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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.




                                                         /s/ ARTHUR ANDERSEN LLP


Roseland, New Jersey,
  June 25, 1996